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                                                                    EXHIBIT 4(m)


                            REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made
this         day of ___________, 1997, by and among Premier Parks Inc., a
Delaware corporation ("BUYER"), Edward J. Carroll, Jr. ("CARROLL") and The Carroll Family Limited Partnership (the "PARTNERSHIP") (Carroll and the Partnership are sometimes hereinafter referred to as "SELLERS" or the "HOLDERS" and individually, as a "SELLER" or a "HOLDER").

         Buyer, Stuart Amusement Company, a Massachusetts corporation, and Sellers have executed and delivered a Stock Purchase Agreement dated as of December 4, 1996 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Buyer has agreed to purchase all of the Shares owned by each Seller in accordance with the terms of the Stock Purchase Agreement.

         Pursuant to the Stock Purchase Agreement, the Holders will receive in payment of 10% of the Net Proceeds the number of shares of Buyer Stock (the "TRANSACTION SHARES") set forth on Exhibit A hereto in accordance with the terms of the Stock Purchase Agreement;

         Pursuant to the Stock Purchase Agreement, Buyer has agreed to register the Transaction Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT");

         The parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

         2. SHELF REGISTRATION. (a) No later than the fifth business day following the Closing Date, Buyer shall file with the Securities and Exchange Commission (the "SEC")

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a registration statement on Form S-3 (or a successor registration form) (the
"SHELF REGISTRATION STATEMENT") under the Securities Act covering all of the Transaction Shares (the Transaction Shares being so registered are hereinafter referred to as the "REGISTERED SECURITIES"). Buyer shall use its reasonable good faith efforts to have the Registration Statement declared effective as soon as practicable following the filing date and to keep current the prospectus (the "PROSPECTUS") included in the Shelf Registration Statement for a period of two
(2) years (the "TERM") from the effective date (the "EFFECTIVE DATE") of the Shelf Registration Statement.

         Notwithstanding anything contained herein to the contrary, the Holders acknowledge that Buyer may include in the Shelf Registration Statement any shares of Buyer Stock held by securityholders of Buyer who as of the filing date thereof shall be entitled to include such shares of Buyer Stock in the Shelf Registration Statement pursuant to certain agreements between Buyer and such securityholders.

         3. HOLDBACK AGREEMENT. If at any time during the Term Buyer proposes to register any shares of Buyer Stock in one or more registration statements under the Securities Act pursuant to an underwritten offering (the "UNDERWRITTEN OFFERING") and if requested by the managing underwriters of the Underwritten Offering, each Holder agrees not to effect any public sale or distribution of Registered Shares pursuant to the Shelf Registration Statement during the ten-day period prior to, and during the 90-day period beginning on, the closing date of each such Underwritten Offering, without the consent of the managing underwriters, to the extent such Holder is timely notified in writing by Buyer or the managing underwriters. Notwithstanding the foregoing, the Holders shall have the right

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to sell Registered Shares pursuant to the Shelf Registration Statement without regard to the provisions of this Section 3 and notwithstanding the occurrence of any Underwriter Offerings for at least 45 consecutive days during each of the first and the second six-month periods of each year of the Term and, unless such a 45-day period shall have previously occurred during any applicable six-month period, such 45-day period shall be the last 45 days of such six-month period.

         4. REGISTRATION PROCEDURES. In connection with the registration of the Registered Securities, Buyer shall:

             (a) before filing the Shelf Registration Statement or a Prospectus or any amendments or supplements thereto (excluding documents incorporated by reference), furnish to the Holders, if any, copies of all such documents proposed to be filed. Buyer shall not file the Shelf Registration Statement or amendment or supplement thereto or Prospectus to which the Holders of a majority of the Registered Securities covered in the Shelf Registration Statement shall reasonably object;

             (b) prepare and file with the SEC such amendments or supplements to the Prospectus and such post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Prospectus current for the Term, and otherwise comply with the provisions of the Securities Act applicable to it in connection with the offer and sale of the Registered Securities pursuant to the Shelf Registration Statement during the Term in accordance with the intended methods of disposition by the Holders set forth in the Shelf Registration Statement;

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             (c)  notify the Holders of Registered Securities being
registered promptly, and (if requested by any such person) confirm such advice in writing (1) when the Shelf Registration Statement, the Prospectus or any supplement or amendment thereto has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by Buyer of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event which makes any statement made in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in any material respect;

             (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

             (e) if requested by the Holders of a majority of the Registered Securities being registered, incorporate in the Shelf Registration Statement, the Prospectus or any supplement or amendment thereto such information as such Holders agree should be

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included therein relating to the distribution of the Registered Securities;
and make all required filings of the Shelf Registration Statement, Prospectus, amendment or supplement as soon as practicable following the notification of the matters to be incorporated therein;

             (f) furnish to each Holder of the Registered Securities, without charge, at least one signed copy of the Shelf Registration Statement and any amendment thereto, including financial statements and schedules and all documents incorporated therein by reference;

             (g) deliver to each Holder of Registered Securities, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such persons may reasonably request; Buyer consents to the use of the Prospectus or any amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registered Securities covered by the Prospectus or any amendment or supplement thereto;

             (h) prior to any public offering of Registered Securities, use reasonable efforts to register or qualify, and to cooperate with the Holders and their respective counsel in connection with the registration or qualification of, such Registered Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing; PROVIDED that Buyer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

             (i)  upon the occurrence of any event contemplated by Section
(4)(c) above, prepare a post-effective amendment to the Shelf Registration Statement and/or a

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supplement to the Prospectus and/or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registered Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

              (j) use its best efforts to list the Registered Securities on the securities exchange on which Buyer Stock is then listed, if any.

         Buyer may require each Holder to furnish to Buyer such information regarding the distribution of the Registered Securities as Buyer may from time to time reasonably request in writing.

         Each Holder agrees that, upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 4(c) hereof, such Holder will forthwith discontinue disposition of Registered Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by Buyer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Buyer, each Holder will deliver to Buyer all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registered Securities at the time of receipt of such notice.

         5. REGISTRATION EXPENSES. Except as otherwise provided below, all expenses incident to Buyer's performance of or compliance with this Agreement, including,

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without limitation, all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with state securities or blue sky laws, printing expenses, mailing and delivery expenses, and fees and disbursements of counsel for Buyer will be borne by Buyer. Buyer shall not be liable for, and the Holders shall bear the entire cost of, any discounts, commissions, selling fees of or other payments to, underwriters, selling brokers or similar persons relating to the distribution of the Registered Securities and the fees and expenses of counsel for such Holder. Buyer shall not be liable for any stock transfer taxes in connection with any resale of Registered Securities by a Holder.

         6. INDEMNIFICATION. (a) Buyer will indemnify and hold each Holder and each officer, director or partner thereof, and each person who controls any such Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934 (the "1934 ACT") (each such Holder, and each such controlling person being referred to as an "INDEMNIFIED PERSON") harmless from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or allegation thereof based upon information furnished in writing to Buyer by such Indemnified Person

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expressly for use therein.  Notwithstanding the foregoing, Buyer shall not be obligated to so indemnify any such Holder or controlling person with respect to any such loss, claim, damage, liability or expense arising out of (i) the failure by such Holder to comply with the prospectus delivery requirements under the Securities Act and the rules and regulations promulgated thereunder or (ii) the failure by such Holder to comply with the provisions of the last paragraph of Section 4 hereof.

             (b) If any action or proceeding (including any governmental investigation) shall be brought, threatened or asserted against any Indemnified Person in respect of which indemnity may be sought from Buyer, such Indemnified Person shall promptly notify Buyer in writing, and Buyer shall assume the defense thereof, including employment of counsel and the payment of all expenses related thereto. Any such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) Buyer has agreed to pay such fees and expenses; or (ii) Buyer shall have failed to assume the defense of such action or proceeding and employ counsel in such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and Buyer, and such Indemnified Person shall have been advised by counsel that there is reasonable likelihood that a conflict of interest will exist between such Indemnified Person and Buyer (in which case, if such Indemnified Person notifies Buyer in writing that it elects to employ separate counsel at the expense of Buyer, Buyer, will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person); provided,

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however, that Buyer will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons, which firm shall be designated in writing by a majority in interest of such Indemnified Persons. Buyer shall not be liable for any default judgment caused by any Indemnified Person or settlement of any such action or proceeding or confession of judgment without its prior written consent, but if settled with its written consent, or if there be a final judgment (other than such default judgment) for the plaintiff in any such action or proceeding, Buyer agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If Buyer agrees to a settlement of an action or proceeding against an Indemnified Person which does not involve any finding or admission of liability or wrongdoing on the part of the Indemnified Person and stands ready, willing and able to pay such settlement and the Indemnified Person refuses to settle, then the Indemnified Person shall continue the defense at its own expense and Buyer shall be responsible to indemnify only the lesser of the amount of the settlement accepted by Buyer or the cost of the final disposition of the claim.

             (c) Each Holder agrees to indemnify and hold harmless Buyer, its directors and officers, and each person, if any, who controls Buyer within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, to the same extent as the indemnity from Buyer to each Indemnified Person set forth in Section 6(a), but only with respect to (i) untrue statements, alleged untrue statements, omissions or alleged omissions

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relating to such Holder or an Indemnified Person who is such by reason of such person's relationship to such Holder, furnished in writing by such Holder or such person to Buyer expressly for use in the Shelf Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) any failure by such Holder to comply with the prospectus delivery requirements under the Securities Act and the rules and regulations thereunder and (iii) any failure by such Holder to comply with the provisions of the last paragraph of Section 4 hereof. In case any action or proceeding shall be brought against Buyer or its officers or directors or any such controlling person in respect of which indemnity may be sought against a Holder under the provisions of this Section 6(c), such Holder shall have the rights and duties given to Buyer and each of Buyer or its directors or its officers or its controlling persons shall have the rights and duties given to each Holder and other Indemnified Persons, under the terms of
Section 6(b) above. In no event shall the obligation of the Holder hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registered Securities giving rise to such indemnification obligations.

             (d)  If the indemnification provided for under Section 6(a) or
Section 6(c) hereof is unavailable to an indemnified party thereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits to Buyer, on the one hand, and the Holders, on the other, of the transactions contemplated by the Shelf Registration Statement, the relative fault of Buyer, on the one hand, and of the Holders, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Buyer, on the one hand, and of the Holders, on

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the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Buyer or by such Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of its shares exceeds the amount of any damages it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         7. NOTIFICATION OF SALE. Each Holder agrees to notify Buyer in writing of any sale of Registered Securities made by such Holder during the Term pursuant to the Shelf Registration Statement promptly following such sale.

         8. TERMINATION OF REGISTRATION RIGHTS. The provisions of this Agreement (other than Section 6 with respect to any claim for indemnification thereunder), and the rights and obligations of the parties hereunder, will terminate on the earlier of (i) the expiration of the Term or (ii) the sale by the Holders of all of the Registered Securities pursuant to the Shelf Registration Statement. Claims for indemnification may be made at any

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time prior to the expiration of the statutes of limitation applicable to the claims for which indemnification is sought.

         9. OTHER AGREEMENTS. Promptly following the filing thereof with the SEC, Buyer shall deliver to each of the Holders a copy of each of Buyer's reports, documents and other filings made pursuant to Section 13 or 15(d) of the 1934 Act.

         10. MISCELLANEOUS. (a) This Agreement constitutes the entire agreement between the parties relating to its subject matter and merges and supersedes and terminates all prior written and oral agreements (other than the Stock Purchase Agreement), and all contemporaneous oral agreements, between the parties. This Agreement may not be changed in any respect except by a writing duly executed by the party to be charged.

              (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

              (c) This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and assigns.

              (d) The headings of the Sections of this Agreement are for convenience of reference only, are not part of this Agreement and shall not be used in its interpretation.

              (e) No provision of this Agreement that is held to be unenforceable by a court of competent jurisdiction shall in any way invalidate any other provision of this Agreement, all of which shall remain in full force and effect.

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              (f)  The rights and obligations of Buyer and the Holders under this Agreement may not be assigned or delegated without the prior written consent of the other party.

              (g) This Agreement may be executed in counterparts, each of which shall constitute an original document and all of which together shall constitute one and the same document.

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         IN WITNESS WHEREOF, the parties have hereunto executed this
Agreement as of the day and year first above written.

                                        PREMIER PARKS INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:




                                        ---------------------------------------
                                        Edward J. Carroll, Jr.



                                        The Carroll Family Limited Partnership



                                        By:
                                           ------------------------------------
                                             Edward J. Carroll, Jr., President



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